KEYSTONE MUTUAL FUNDS
FIRST AMENDMENT TO THE
FUND ACCOUNTING SERVICING AGREEMENT

THIS FIRST AMENDMENT, effective as of the 23RD day of March, 2010, to the Fund Accounting Servicing Agreement dated as of June 29, 2006, (the “Fund Accounting Agreement”) is entered into by and between Keystone Mutual Funds, a Delaware business trust (the “Trust”) and U.S. Bancorp Fund Services, LLC, a Wisconsin limited liability company (“USBFS”).

RECITALS

WHEREAS, the parties have entered into the Fund Accounting Agreement; and

WHEREAS, the Trust and USBFS desire to amend the fees of the Fund Accounting Agreement; and

WHEREAS, Section 15 of the Fund Accounting Agreement allows for its amendment by a written instrument executed by both parties.

NOW, THEREFORE, the parties agree as follows:

Exhibit B is hereby superseded and replaced with Amended Exhibit B attached hereto.

Except to the extent amended hereby, the Fund Accounting Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be executed by a duly authorized officer on one or more counterparts as of the day and year first written above.

KEYSTONE MUTUAL FUNDS	U.S. BANCORP FUND SERVICES, LLC

By: /s/ Michael P. Eckert	By: /s/ Joe D. Redwine
Name: Michael P. Eckert	Name: Joe D. Redwine
Title: Treasurer, CCO	Title: President

03/23/10

Amended Exhibit B to the Fund Accounting Servicing Agreement – Keystone Mutual Funds

FUND ACCOUNTING SERVICES FEE SCHEDULE effective 2/1/10 to 2/1/13

Annual Fund Accounting Fee Based Upon Average Net Assets Per Fund*
Base fee on the first $_______ million plus
1.00 basis points on the next $_______ million
.75 basis point on the balance

Annual Base Fee on First $100 Million Per Fund*
$_______ per domestic equity fund
$_______  per domestic balanced fund
$_______  per domestic fixed income, international equity, global equity, and money market fund
$_______  per international fixed income and global fixed income fund

▪  Additional base fee of $_______ for each additional class
▪  Additional base fee of $_______ per manager/sub-advisor per fund
▪  Additional base fee of $_______ for master/feeder products per feeder fund

Services Included in Annual Fee Per Fund
▪  Advisor Information Source Web portal

Chief Compliance Officer Support Fee*
▪  $________ /year

Out-Of-Pocket Expenses
Including but not limited to pricing services, corporate action services, fair value pricing services, factor services, and customized reporting.

NOTE: All schedules subject to change depending upon the use of derivatives – options, futures, short sales, swaps, bank loans, etc.

*Subject to annual CPI increase, Milwaukee MSA.
Fees are billed monthly.

03/23/10

Amended Exhibit B (continued) to the Fund Accounting Servicing Agreement
Keystone Mutual Funds

FUND ACCOUNTING SERVICES SUPPLEMENTAL SERVICES FEE SCHEDULE effective 2/1/10 to 2/1/13

Pricing Services
▪  $____ Domestic and Canadian Equities/Options
▪  $____ Corp/Gov/Agency Bonds/International Equities/Futures/Currency Rates
▪  $____ CMOs/Municipal Bonds/Money Market Instruments/International Bonds
▪  $____ /Fund per Day - Bank Loans
▪  $____ /Fund per Day - Credit Default Swaps/Swaptions
▪  $____ /Fund per Day - Basic Interest Rate Swaps
▪  $____ /Fund per Month - Mutual Fund Pricing
▪  $____ /Foreign Equity Security per Month for Corporate Action Service
▪  $____ /Domestic Equity Security per Month for Corporate Action Service
▪  $____ /Month Manual Security Pricing (>10/day)

Factor Services (BondBuyer)
▪  $____/CMO/Month
▪  $____/Mortgage Backed/Month
▪  $____/Month Minimum/Fund Group

Fair Value Services (FT Interactive)
▪  $____ on the First 100 Securities/Day
▪  $____ on the Balance of Securities/Day

NOTE: Prices above are based on using IDC as the primary pricing service and are subject to change.  Use of alternative sources may result in additional fees.

Advisor Information Source Web Portal (INCLUDED IN ANNUAL FEE)
▪  $____/fund per month
▪  $____ /fund per month for clients using an external administration service
▪  Specialized projects will be analyzed and an estimate will be provided prior to work being performed

03/23/10